Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 3, 2020 relating to the consolidated financial statements of Fastly, Inc. and subsidiaries (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2019. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California
October 15, 2020